MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT dated effective as of the 3rd day of September, 2008.

BETWEEN:

JOHN BOSCHERT, of
#193 - 3rd Street, Villa Cerro Lindo
Jose Domingo Espinar, Panama City, Panama

(hereinafter called the ”Consultant”)

OF THE FIRST PART

AND:

CLYVIA INC., a company incorporated under the
laws of the State of Nevada

(hereinafter called the “Company”)

      OF THE SECOND PART

WHEREAS:

A.            The Consultant has acted as Secretary of the Company since June 28, 2005;

B.            The Consultant was appointed as the Chief Executive Officer, Chief Financial Officer, President and Treasurer of the Company on August 7, 2008;

C.            The Company has been paying the Consultant a consulting fee of $1,000 per month for acting as the Company’s Secretary; and

D.            The Consultant and the Company now wish to increase the amount of the consulting fee paid to the Consultant in recognition of the additional responsibilities undertaken by the Consultant and to further define their relationship in accordance with the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.            DEFINITIONS

1.1          The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)	"Consulting Fee" shall mean the consulting fee payable to the Consultant at the rate set forth in Section 5.1;

(b)	"Board" shall mean the Board of Directors of the Company;

(c)	"Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the date of the termination of this Agreement.

2.            ENGAGEMENT AS A CONSULTANT

2.1          The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

3.            TERM OF THIS AGREEMENT

3.1          The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on February 28, 2009, unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended by the Board of Directors of the Company.

3.2          If this Agreement is not terminated by February 28, 2009, the term of this Agreement shall continue on a month-to-month basis until terminated in accordance with the terms of this Agreement.

4.            CONSULTING SERVICES

4.1          The Consultant agrees to act as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)	exercising general direction and supervision over the business and financial affairs of the Company;

(b)	providing overall direction to the management of the Company;

(c)	reporting directly to board of directors of Company; and

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Consultant’s capacity as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

4.2          The Consultant shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of his duties as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.3          The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4.4          The Consultant will perform his duties primarily from Panama, but will be available to travel to Germany as needed.

5.            CONSULTING FEE

5.1          During the term of this Agreement, the Company shall pay the Consultant a consulting fee in consideration of the provision of the Consulting Services equal $5,000 US per month (the "Consulting Fee").

6.            STOCK OPTIONS

6.1          The Consultant may be granted, subject to the approval of the Company’s board of directors, incentive stock options to purchase shares of the Company’s common stock in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine.

7.            REIMBURSEMENT OF EXPENSES

7.1          The Company will pay to the Consultant, in addition to the Consulting Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

8.            TERMINATION

8.1          The Company may terminate this Agreement: (i) at any time on sixty days’ notice; or (ii) without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(c)	the Consultant’s refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

8.2          The Consultant may terminate this Agreement at any time upon sixty days’ notice.

8.3          On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

9.            PROPRIETARY INFORMATION AND DEVELOPMENTS

9.1          The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consulting Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

10.          RELIEF

10.1        The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 9 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

11.          PARTIES BENEFITED; ASSIGNMENTS

11.1        This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

12.          NOTICES

12.1        Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12. Notices shall be deemed given when delivered.

13.          GOVERNING LAW

13.1        This Agreement shall be governed by and construed in accordance with the laws of the Sate of Nevada and each party hereto adjourns to the jurisdiction of the courts of the Sate of Nevada.

14.          REPRESENTATIONS AND WARRANTIES

14.1        The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

15.          MISCELLANEOUS

15.1        This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2        This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3        No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4        A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5        This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6        The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7        The Consultant acknowledges and agrees that O'Neill Law Group PLLC has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

15.8        This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

/s/ John Boschert
________________________________
JOHN BOSCHERT, CEO

CLYVIA INC.
by its authorized signatory:

/s/ John Boschert
________________________________
JOHN BOSCHERT, CEO